Exhibit 11

                    Computation of Earnings Per Common Share
           (Dollars and shares in thousands except per share amounts)

                                                                          THIRD QUARTER                    YEAR-TO-DATE
                                                                      Thirteen Weeks Ended           Thirty-nine Weeks Ended
                                                                   September 27,  September 28,   September 27,   September 28,
                                                                       1997            1996            1997            1996
Primary Earnings (Loss) per Common Share

    Net earnings (loss) applicable to common stock
       Net earnings (loss)                                          $    133          (4,087)           (664)        (14,195)
       ESOP dividend requirements
            Preferred stock dividends declared                          (565)           (582)         (1,702)         (1,762)
            Tax benefit on dividends - unallocated shares                 61              83             198             267
                                                                    --------        --------        --------        --------
       Net earnings (loss) applicable to common stock               $   (371)         (4,586)         (2,168)        (15,690)
                                                                    --------        --------        --------        --------

    Weighted average number of common shares and
     equivalents outstanding
       Weighted average number of common shares outstanding           14,807          14,796          14,806          14,778
       Common stock equivalents                                          - *             - *             - *             - *
                                                                    --------        --------        --------        --------
       Weighted average number of common shares and
        equivalents outstanding                                       14,807          14,796          14,806          14,778
                                                                    --------        --------        --------        --------

    Primary Earnings (Loss) per Common Share                        $  (0.03)          (0.31)          (0.15)          (1.06)
                                                                    ========        ========        ========        ========

Fully Diluted Earnings (Loss) per Common Share

    Net earnings (loss) applicable to common stock
       Net earnings (loss)                                          $     --              --              --              --
       Incremental cash contribution to the ESOP assuming
            conversion of preferred stock to common                       --              --              --              --
       Tax benefit on the incremental cash contribution                   --              --              --              --
                                                                    --------        --------        --------        --------
       Net earnings (loss) applicable to common stock               $     --              --              --
                                                                    --------        --------        --------        --------

    Weighted average number of common shares and equivalents
     outstanding
       Weighted average number of common shares outstanding               --              --              --              --
       Common stock equivalents                                           --              --              --              --
       Assumed conversion of Series B ESOP preferred stock                --              --              --              --
                                                                    --------        --------        --------        --------
       Weighted average number of common shares and equivalents
        outstanding                                                       --              --              --              --
                                                                    --------        --------        --------        --------

    Fully Diluted Earnings (Loss) per Common Share                  $  (0.03)**        (0.31)**        (0.15)**        (1.06)**
                                                                    ========        ========        ========        ========

    * Not applicable because it would result in an antidilutive calculation. ** Fully diluted calculation is not presented because it is antidilutive.